Exhibit 99.1

SBA Communications Prices Issuance of Commercial Mortgage Pass-Through Certificates

BOCA RATON, Fla., Oct 30, 2006 /PRNewswire-FirstCall via COMTEX News Network/ — SBA Communications Corporation (Nasdaq: SBAC)(“SBA” or the “Company”) announced today that SBA CMBS-1 Depositor LLC, an indirect subsidiary of SBA, has priced an offering of $1.15 billion of Commercial Mortgage Pass-Through Certificates, Series 2006-1 (“Certificates”) that will be issued by SBA CMBS Trust in a private transaction.

The offering will consist of various subclasses of Certificates, which will have an anticipated contract monthly weighted average fixed interest rate of 6.0%. The effective weighted average fixed interest rate on a GAAP basis is anticipated to be approximately 6.3%, after giving effect to hedging arrangements entered into in contemplation of the transaction. The Certificates will have an expected life of five years with a legal final repayment date in November 2036. SBA expects the offering to close on November 6, 2006.

The net proceeds received from this offering will be used to repay the Company’s currently outstanding $1.1 billion bridge facility, to fund reserves and pay fees and expenses. The remainder of the net proceeds will be distributed to SBA Senior Finance, Inc. who may distribute it or contribute it to any other SBA entity or use it for any purpose. Upon the closing of this transaction on the terms and with the use of proceeds anticipated, the Company will have total indebtedness outstanding of $1.555 billion, consisting entirely of a mortgage loan held by the SBA CMBS Trust bearing a contract monthly weighted average fixed interest rate of 5.9%.

This press release does not and will not constitute an offer to sell or a solicitation of an offer to buy any of the Certificates, nor shall there be any sale of the Certificates in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Certificates are being offered to qualified institutional buyers under Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to institutional investors that are accredited investors within the meaning of Rule 501 under the Securities Act, and to persons outside of the United States under Regulation S under the Securities Act. The Certificates will not be registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release includes forward-looking statements, including statements regarding (i) SBA’s ability to successfully close the offering of the Certificates as well as the timing of such closing and (ii) the anticipated effective weighted average fixed interest rate on a GAAP basis. These forward-looking statements may be affected by the risks and uncertainties in SBA’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in SBA’s Securities and Exchange Commission filings, including SBA’s reports on Form 10-K and Form 10-Q filed with the Commission. SBA wishes to caution readers that certain important factors may have affected and could in the future affect SBA’s actual results and could cause SBA’s actual results for subsequent periods to differ materially from those expressed in any forward- looking statement made by or on behalf of SBA. With respect to SBA’s expectations regarding these forward-looking statements, such risk factors include, but are not limited to: (i) the possibility that the offering of the Certificates cannot be successfully closed or that the timing of such closing will be delayed; and (ii) changes in market conditions. SBA undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For additional information about SBA, please contact Pam Kline, Vice- President-Capital Markets, at (561) 995-7670, or visit our website at www.sbasite.com.

SOURCE SBA Communications Corporation

Pam Kline, Vice-President-Capital Markets of SBA Communications Corporation,

+1-561-995-7670

http://www.sbasite.com/

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding SBA Communications’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.